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                                                                     EXHIBIT 1.1

                                ALYN CORPORATION


               2,400,000 Shares of Common Stock, $.001 Par Value


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                         October ____, 1996


FURMAN SELZ LLC
NEEDHAM & COMPANY, INC.

As Representatives of the
 several Underwriters

c/o Furman Selz LLC
230 Park Avenue
New York, New York 10169

Dear Ladies and Gentlemen:

     1. INTRODUCTION; CERTAIN DEFINITIONS. Alyn Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several
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Underwriters named in Schedule I hereto (the "Underwriters"), for which Furman
                                              ------------
Selz LLC and Needham & Company, Inc. are acting as representatives (the

"Representatives"), an aggregate of 2,400,000 shares (the "Firm Shares") of the
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Company's common stock, $.001 par value (the "Common Shares").  In addition, the
                                              -------------
Company is granting to the Underwriters an option to purchase up to an additional 360,000 Common Shares (the "Additional Shares") from the Company for
                                       -----------------
the purpose of covering over-allotments in connection with the sale of the Firm Shares. The "Offered Shares" shall mean the Firm Shares and the Additional Shares, if any. The words "you" and "your" refer to the Representatives of the Underwriters.

     The Company hereby agrees with the several Underwriters as follows:

       2.  REPRESENTATIONS AND WARRANTIES.  The Company represents, warrants and
       --  -------------------------------
agrees with each of the Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-09143) under the Securities Act of 1933, as amended (the "Act"), with respect to the
                                                  ---
     Offered Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such
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     registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement may also have been so filed. The Company represents and warrants that copies of such
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     registration statement (including all amendments thereto) have heretofore been delivered by the Company to you. After the execution of this Agreement, the Company shall file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Offered Shares, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements and containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause
     (i)(A) or (i)(B) of this sentence as shall have been provided to and approved by the Representatives prior to the filing thereof or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, a further amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion contained in such Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); the term "Prospectus" means: (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Offered Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that contains a Term Sheet shall mean the date of such Term Sheet. The Company has timely made any filing required under rule 462(b) under the Act ("Rule 462(b)") and such filing complies in
                                       -----------
     form with the applicable Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     When the Registration Statement or any amendment thereto was or is declared effective, it (1) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (2) did not

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     or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof and when any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 9 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

          (c) The Company (i) is a duly incorporated, validly existing corporation and is in good standing under the laws of the state of Delaware, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its properties or the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)). The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company does not own, lease or license any property or conduct any business outside the United States of America. "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that, by itself or in combination with other developments, changes or effects of any nature whatsoever, is materially adverse to the business, properties, assets, liabilities, net worth, condition (financial or other), results of operations or prospects of the Company.

          (d) As of June 30, 1996, the Company had duly authorized and validly outstanding capitalization as set forth under the Caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the Company will have the Pro Forma As Adjusted capitalization set forth therein on the Closing Date (as herein defined), based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or pursuant to the Company's 1996 Stock Incentive Plan (the "Stock Option Plan") or described in the
                                     -----------------
     Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other

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     rights to subscribe for any of the Offered Shares and neither the filing of the Registration Statement nor the offering or sale of the Offered Shares as contemplated by this Agreement give rise to any rights for or relating to the registration of any securities of the Company. The issuance and sale of the Offered Shares by the Company under this Agreement have been duly authorized by the Company. On the Closing Date, after payment for the Firm Shares in accordance with the terms of this Agreement, (i) the Firm Shares to be issued by the Company hereunder will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive, subscription or other similar rights and (ii) good title to the Firm Shares will pass to the Underwriters on the Closing Date free and clear of any and all liens, encumbrances, charges, security interests, claims or other restrictions on title whatsoever. On the Option Closing Date, after payment for the Additional Shares in accordance with the terms of this Agreement, (i) the Additional Shares to be issued by the Company hereunder will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive, subscription or other similar rights and (ii) good title to the Additional Shares will pass to the Underwriters on the Option Closing Date free and clear of any and all liens, encumbrances, charges, security interests, claims or other restrictions on title whatsoever. No Common Shares have been issued in violation of preemptive rights or other rights to subscribe for any of the Offered Shares. The Company has received approval to have the Offered Shares quoted on the Nasdaq National Market and the Company knows of no reason or set of facts which is likely to adversely affect any such approval.

          (e) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition, results of operations, cash flows, changes in stockholders' equity and other information purported to be shown therein of the Company on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein), and all adjustments necessary for a fair presentation of the results for such periods have been made. Such financial statements as are audited have been examined by Price Waterhouse LLP, who is and during all periods covered by its reports was, an independent public accountant with regard to the Company within the meaning of the Act and the Rules and Regulations, as indicated in its report filed therewith. The financial information and data (including, without limitation, pro forma and adjusted financial information or data) set forth in the sections of the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) entitled "Summary Financial Data," "Capitalization," "selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the other financial information and statistical data set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), have been properly derived from the financial statements and other operating records of the Company.

          (f) The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes due in connection therewith. The Company has no knowledge of any material tax deficiency which might be assessed against the Company.

          (g) The Company maintains insurance of the types and in amounts which it reasonably believes to be adequate for its business, in such amounts and with such deductibles

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     as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

          (h) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no pending or threatened action, suit, proceeding or investigation before or by any court arbitrator or other tribunal, or any regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement (ii) is required to be disclosed in the Registration Statement and which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement or incorporated therein by reference are accurately summarized in all respects), or (iii) would otherwise interfere with or adversely affect the issuance and validity of the Offered Shares.

          (i) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of each other party hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws) and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the terms of (i) the Certificate of Incorporation or bylaws (or similar governing instruments) of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its property is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          (j) All agreements filed as exhibits to the Registration Statement to which the Company is a party or by which it is or may be bound or to which any of its assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights

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

     and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of such contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

          (k) Subsequent to the most recent dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, the Company has not (i) incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, (ii) purchased any of its outstanding capital stock, (iii) paid or declared any dividends or other distributions on its capital stock or
     (iv) entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, liabilities, net worth, condition (financial or other), results of operations or prospects of the Company. The Company (or the manner in which it conducts its business) is not in breach or violation of, or in default under, any term or provision of (X) its Certificate of Incorporation or bylaws (or similar governing instruments), (Y) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other material agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness or (Z) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          (l) The Company is not involved in any labor disputes nor, to the Company's knowledge, are any such disputes threatened, which disputes could, either singly or in the aggregate, have a Material Adverse Effect.

          (m) Since its inception, the Company has not incurred any liability arising under or as a result of the application of the provisions of the Act or the Rules and Regulations.

          (n) No consent, approval, authorization or order of or filing, notice or declaration to or with any court, regulatory body, administrative agency or any other governmental agency or body is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Offered Shares.

          (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in

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     existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

          (p) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) nor, to the Company's knowledge, any of the persons set forth under the caption "Principal Stockholders" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Offered Shares or otherwise.

          (q) The Company has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of any and all liens, mortgages, pledges, encumbrances, charges, security interests, restrictions, equities, claims and defects, except (A) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included or incorporated by reference in the Registration Statement. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the properties and business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company under which the Company holds properties or assets as lessee or sublessee constitute valid leasehold interests of the Company, free and clear of liens, mortgages, pledges, encumbrances, charges, security interests, restrictions, equities, or defects and are in full force and effect, and the Company is not in default in respect of any such material leases or subleases, and the Company has no notice of any claim which has been asserted by anyone adverse to the Company's rights as lessee or sublessee under any material lease or sublease, or affecting or questioning the Company's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which could have a Material Adverse Effect. Each material agreement pursuant to which the Company has the right to acquire land constitutes the legal, valid and binding obligation of the Company, the owner of such land and any other party thereto, no such party is in default under any such agreement and each such agreement is enforceable by the Company, according to its terms.

          (r) The Company has not violated any applicable existing federal, state, local or foreign statutes, laws, rules or regulations, including, but not limited to, (i) any foreign, federal, state or local statute, law, rule or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) any federal or state statute,
                    ------------------
     law, rule or regulation relating to discrimination in the hiring, promotion or pay of employees, (iii) any applicable federal or state wages and hours laws and (iv) any provisions of the Employee Retirement Income Security Act and the rules and regulations promulgated thereunder, which in each of cases (i), (ii), (iii) or (iv) could result in a Material Adverse Effect.

          (s) All franchises, licenses, permits, approvals, certificates and other authorizations from federal, state, local, foreign and other governmental or regulatory authorities, including, without limitation, under any applicable Environmental Laws, necessary to the ownership, leasing and operation of the properties of the Company or required for the Company's operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) are in full force and effect and the Company is in compliance therewith except where any non-compliance herewith would not have a Material Adverse Effect.

          (t) The Company owns or possesses, free and clear of any security interest, mortgage, pledge, claim, lien, charge or encumbrance, all patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively,

     "Intellectual Property") material to the business of the Company.  The use
     ----------------------
     of such Intellectual Property in connection with the business and operations of the Company does not, to the Company's knowledge, infringe on the rights or claimed rights of any person. No other person is, to the Company's knowledge, infringing upon any of the Intellectual Property or has notified the Company that it is claiming ownership of, or the right to use, any Intellectual Property. The Company has taken all reasonable steps to protect the Intellectual Property from infringement by any other person. The Company has not received (i) any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property or
     (ii) any notice of an action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect.

          (u) The Company maintains a system of internal accounting control sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company shall retain Price Waterhouse LLP to oversee the production of the Company's quarterly financial statements until such time as Price Waterhouse LLP deems the Company's accounting systems to be adequate for the purposes intended.

          (v) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director, that is required to be described in and is not described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (w) Except as set forth in the Registration Statement, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

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

          (x) The Company is neither (A) an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the "'40 Act"),
                                                                     -------
     nor (B) a "Holding Company" or a "Subsidiary Company" of a "Holding Company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "'35 Act"), and the offer and sale of the Offered
                            -------
     Shares will not subject the Company to regulation under, or result in a violation of, either of such acts.

     3. PURCHASE, SALE AND DELIVERY OF THE OFFERED SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the Firm Shares set forth opposite such Underwriter's name on Schedule I hereto at a purchase price of $____ per share.

     Delivery of certificates and payment of the purchase price for the Firm Shares shall be made at the offices of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as shall be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 9:00 a.m., New York City time, on ___________, 1996 or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Firm Shares by certified or official bank check in New York Clearing House (next day) funds or, at the request of the Company and at its expense, immediately available funds, in either case drawn to the order of the Company for the Firm Shares sold by it. The certificates for the Firm Shares to be so delivered will represent Firm Shares in fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as the Representatives shall request, not less than three full business days prior to the Closing Date. The Company will make the certificates for the Firm Shares available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date.

     4. PUBLIC OFFERING OF THE OFFERED SHARES. It is understood that the Underwriters propose to make a public offering of the Offered Shares at the prices and upon the other terms set forth in the Prospectus.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will use all reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as practicable. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434, 430A and 424(b) under the Act. During any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Offered Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented and (B) will not file with the

     Commission the prospectus, Term Sheet or the amendment referred to in
     Section 2(a) hereof, any amendment or supplement to such prospectus, Term Sheet or any amendment to the Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent, which consent shall not be unreasonably withheld. If the Company has made a filing under Rule 462(b), the Company shall timely transfer by wire sufficient funds to the proper account of the Commission as required for such filing.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representatives (A) when the Registration Statement, as amended, has become effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (B) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information or (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use all reasonable efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

          (c) The Company will (A) use all reasonable efforts to arrange for the qualification of the Offered Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representatives may designate, (B) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Offered Shares and (C) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (A) and (B) hereof; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

          (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Offered Shares may be sold, in connection with the offering or sale of the Offered Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and, subject to Section 5(a) hereof, will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

          (e) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (f) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the
     Representatives:

               (i) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

               (ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

               (iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

               (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any
                                                             ----
          securities exchange; and

               (v) every press release and every material news item in respect of the Company or its affairs which was released or prepared by the Company.

          During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (g) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of organization of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Shares.

          (h) The Company will furnish, without charge, to the Representatives or on the Representatives' order, at such place as the Representatives may designate, copies of each

     Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (one of which copies will be manually signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request. Without limiting the application of this Section 5(h), the Company, not later than (A) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (B) 6:00 p.m., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

          (i) The Company will not, for a period of nine months following the date of the Prospectus, directly or indirectly, without the prior written consent of the Representatives, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Shares or any security convertible into or exercisable or exchangeable for such Common Shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Shares (except to the Underwriters pursuant to this Agreement or pursuant to the Company's Stock Option Plan).

          (j) The Company will cause each person listed on Schedule II hereto to enter into an agreement to the effect that they will not, for a period of nine months following the date of the Prospectus, directly or indirectly, without the prior written consent of the Representatives, offer, sell contract to sell, grant any option to purchase, or otherwise dispose of any Common Shares or any security convertible into or exercisable or exchangeable for such Common Shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Shares (each, a "Prohibited Transfer"). The Company will also
                                  -------------------
     cause Robin A. Carden and Walter R. Menetry to agree not to offer, sell or otherwise dispose (or announce any offer, sale or other disposition) of more than 104,000 shares of Common Shares during any three-month period in the six months following the expiration of the initial nine-month period. The Company also agrees to take such other actions as the Representatives may reasonably request to prevent parties listed on Schedule II hereto from consummating a Prohibited Transfer.

          (k) The Company will cause the Offered Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date and the Company will use its best efforts to maintain such inclusion for a period of five years after the effective date of the Registration Statement.

          (l) The Company will cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any broker/dealer participating in the sale of the Offered Shares.

          (m) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations), will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          (n) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (o) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Securities Exchange Act of 1934 (the "Exchange Act"),
                                                                ------------
     the rules and regulations thereunder, and any applicable foreign securities laws or regulations and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder and any applicable foreign securities laws or regulations.

          (p) Except as required by law and pursuant to the advice of its counsel, the Company shall, prior to the Closing Date, issue no press release or other communication directly or indirectly and hold no press conference with respect to the Company, its condition (financial or otherwise), results of operations, business, properties, assets, liabilities, net worth or prospects or the offering of the Offered Shares without the prior written consent of the Representatives.

          (q) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Offered Shares.

     6. EXPENSES. (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify and hold each Underwriter harmless from and against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including, without limitation, word processing costs), filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including, without limitation, the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Offered Shares under state securities or Blue Sky laws, including, without limitation, the cost of preparing and mailing the preliminary and final Blue Sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Offered Shares, including, without limitation, the admission of the Company to the Nasdaq National Market,
(v) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Offered Shares, including, without limitation, transfer agent's and registrar's fees, and (vi) costs and expenses incident to any meetings with prospective investors in the Offered Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters).

     (b) If the purchase of the Offered Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Offered Shares or in contemplation of the performance by them of their obligations hereunder.

     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Offered Shares, as provided herein, shall be subject to the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 7 to the Underwriters or to Underwriters' counsel of any misstatement or omission and to the satisfaction of each of the following additional conditions:

          (a) All of the representations and warranties of the Company contained herein shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Securities Act Regulations, such post-effective amendment shall become effective) not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by the Representatives and all filings, if any, required by Rules 424, 434 and 430A under the Act shall have been timely made. At or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission; and every request for additional information on the part of the Commission (including, without limitation, any request or comment with respect to the Registration Statement, the Prospectus or any document incorporated by reference therein) shall have been complied with in all material respects. No stop order suspending the sale of the Offered Shares in any jurisdiction designated by the Representatives shall have been issued and no proceedings for that purpose shall have been commenced or be pending or, to the knowledge of the Company, be contemplated.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or regulatory authority which would, as of the Closing Date, prevent the issuance of the Offered Shares; and no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

          (d) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, and except as disclosed therein or contemplated thereby, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company from that set forth in the Registration Statement and the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock and (iii) the Company shall not have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Registration Statement and the Prospectus. Since the date hereof and since the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred any material adverse change in the business, properties, assets, liabilities, net worth, condition (financial or other), results of operations or prospects of the Company.

          (e) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) Robin A. Carden, President and Chief Executive Officer and (ii) Walter R. Menetrey, Executive Vice President, Chief Operating Officer and Secretary, in form and substance reasonably satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and
     (d) of this Section 7 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and stating that each signer of such certificate has examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading and (B) since the date the Registration Statement was declared effective, no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or Prospectus in order to make the statements therein not untrue or misleading in any material respect and (C) there has been no document required to be filed under the Exchange Act and the regulations thereof that upon such filing would be incorporated by reference into the Prospectus that has not been so filed.

          (f) At the Closing Date, the Underwriters shall have received the opinion of Battle Fowler LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and Underwriters' counsel, to the effect set forth in Exhibit A hereto.

          (g) At the Closing Date, the Underwriters shall have received the opinion of Cooper & Dunham LLP, special patent counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters' counsel, to the effect set forth in Exhibit B hereto.

          (h) At the time this Agreement is executed and at the Closing Date the Underwriters shall have received from Price Waterhouse LLP, independent certified public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters and in form and substance satisfactory to the Underwriters and counsel to the Underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

          (i) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (j) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 5(j) hereof.

          (k) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          (l) The Offered Shares shall have been duly authorized for quotation on the Nasdaq National Market.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Underwriters and to Underwriters' counsel, all of the obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date.

     8.   INDEMNIFICATION.  (a)    The Company agrees to indemnify and hold
harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all costs, losses, claims, damages, expenses and liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may otherwise have.

     (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all costs, losses, claims, damages, expenses and liabilities (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such costs, losses, claims, damages, expenses or liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the

Registration Statement pursuant to Rule 430A(b) promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter, as set forth on the cover page of the Prospectus. The Company acknowledges that the statements with respect to the public offering of Offered Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this paragraph (b) shall be in addition to any liability which the Underwriters may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8 except to the extent that the indemnifying party was materially adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, provided, however, that the indemnifying party under paragraph (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such costs, losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such costs, losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the costs, losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Offered Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and are not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought (x) from any other obligation it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not materially adversely affected by such omission. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The contribution agreement set forth in this paragraph (d) shall be in addition to any liabilities which any indemnifying party may otherwise have.

     9. RIGHT TO INCREASE OFFERING. At any time during a period of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), the Underwriters, by no less than two business days' prior notice to the Company, may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Shares or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the

"Option Closing Date") at which the Underwriters may purchase all or less than
- --------------------
all of the Additional Shares in accordance with the provisions of this Section 9 at the purchase price to be paid for the Firm Shares. In no event shall the Option Closing Date be later than three business days after written notice of election to purchase Additional Shares is given.

     The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree severally, and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractional shares) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.

     No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

     Except to the extent modified by this Section 9, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Shares shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Shares.

     10. SURVIVAL OF CERTAIN PROVISIONS. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Offered Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     11. EFFECTIVE DATE AND TERMINATION. (a) This Agreement shall become effective upon the later of (i) the execution of this Agreement or (ii) when the Underwriters and the Company shall have received notification from the Commission of the effectiveness of the Registration Statement, unless prior to such time the Representatives shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section 11 and of Section 6 and Section 8 hereof shall at all times be effective. For purposes of this Section 11(a), the Offered Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Offered Shares for offering or the release by the

Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Offered Shares.

     (b) This Agreement (except for the provisions of Sections 6 and 8 hereof) may be terminated by the Representatives by notice to the Company in the event that the Company has failed to comply in any material respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, respectively, or if any of the representations or warranties of the Company is not accurate in any material respect or if the covenants, agreements or conditions of, or applicable to, the Company herein contained have not been complied with in any material respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date, respectively:

          (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity or act of God of such a character as to interfere materially with the conduct of the business and operations of the Company, regardless of whether or not such loss was insured;

          (ii) trading in the Offered Shares shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared;

          (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

          (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company that, in the Representatives' judgment, makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Offered Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

     (c) Termination of this Agreement under this Section 11 or Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 8 hereof.

     12. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Offered

Shares shall not exceed 10% of the Firm Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Offered Shares which it has severally agreed to purchase hereunder) that proportion of the number of Offered Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Offered Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Offered Shares so agreed to be purchased by all such nondefaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Offered Shares shall exceed 10% of the Firm Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Offered Shares by an Underwriter or Underwriters), this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 6 and 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     13. NOTICES. All communications hereunder shall be in writing and if sent to the Representatives or the Underwriters shall be mailed or delivered, or sent by facsimile transmission and confirmed by letter, or telecopied and confirmed by letter to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169,
Attention: Syndicate Department or, if sent to the Company, shall be mailed or delivered, or sent by facsimile transmission and confirmed by letter, or telecopied and confirmed by letter to Alyn Corporation, 16871 Noyes Avenue, Irvine, CA 92606, Attention: Robin A. Carden, President.

     14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Offered Shares from the Underwriters will be deemed a successor because of such purchase.

     15. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

     16. HEADINGS. The headings of the paragraphs and sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                           [Signature Page to Follow]


     If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.



                                       Very truly yours,

                                       ALYN CORPORATION



                                       By:__________________
                                          Name:
                                          Title:

Accepted as of the date first
above written:

FURMAN SELZ LLC
NEEDHAM & COMPANY, INC.


By: Furman Selz LLC
Acting on its own behalf and as
one of the Representatives of
the several Underwriters
referred to in the foregoing
Agreement


By:_________________________
Name:
Title:


By: Needham & Company, Inc.
Acting on its own behalf and as
one of the Representatives of
the several Underwriters
referred to in the foregoing
Agreement


By:________________________
Name:
Title:

                                   SCHEDULE I



                                                    NUMBER OF COMMON SHARES
UNDERWRITERS                                            TO BE PURCHASED
- ------------                                        -----------------------

Furman Selz LLC ................................................
Needham & Company, Inc. ........................................


                                                                  ---------
Total                                                             2,400,000

                                  SCHEDULE II


                              Stockholder Lock-ups
                              --------------------

                               [To be provided]

                                   EXHIBIT A
                                   ---------

                      FORM OF OPINION OF BATTLE FOWLER LLP

                               [To be provided]

                                   EXHIBIT B
                                   ---------


                     FORM OF OPINION OF COOPER & DUNHAN LLP

                                [To be provided]